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                                                                  EXHIBIT 99.(J)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form N-1A of our reports dated February 13, 2001, relating to the financial statements and financial highlights of the Mercury HW Large Cap Value VIP Portfolio, Mercury HW International Value VIP Portfolio, Mercury Low Duration VIP Portfolio and Mercury Total Return Bond VIP Portfolio (portfolios of Mercury HW Variable Trust), which is incorporated by reference in such Registration Statement. We also consent to the references to us under the headings "Management-Other Service Providers" and "Financial Highlights" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
---------------------------------
PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
February 28, 2001